EXHIBIT 3.2

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website:secretaryofstate.biz

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         Certificate Of Amendment
         (PURSUANT TO NRS 78.390)

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Important: Read attached instructions before completing form.           ABOVE SPACE IS FOR OFFICE USE ONLY

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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation:  Quality Exchange, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

                                   ARTICLE III
                                  CAPITAL STOCK

1. Number of Shares. The aggregate number of capital stock shares which the Corporation shall have authority to issue to one hundred million (100,000,000) shares, of common stock, $.001 par value. The conditions as it may, in its discretion, issue preferred stock and debt securities with such terms and conditions as it may decide, without shareholder approval.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 88%.*

4.   Effective date of filing (optional): May 19th, 2004
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                                          (must not be later than 90 days after
                                           the certificate is filed))

5. Officer Signature (required): /s/ Andrew D. Owens
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*    If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE